SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR
 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported )  May
12, 1997



                 CINCINNATI MICROWAVE, INC.
(Exact name of registrant as specified in its charter)





 Ohio                             0-13136   	       31-0903863
(State or other jurisdiction   (Commission	       (I.R.S. Employer
 of incorporation)           File Number)    Identification No.)



One Microwave Plaza, Cincinnati, Ohio        45249-9502
(Address of principal executive office)     	(Zip Code)



Registrant's telephone number, including area code
        (513) 489-5400   __
(Former name, former address and former fiscal year, if changed since last report)

Item 2.	Acquisition or Disposition of Assets

The Company announced today that it signed an Asset
 Purchase Agreement with Sierra Wireless, Inc. (Sierra) to sell its cellular digital packet data modem business, for $110,000. On Monday, May 12, 1997 the Company filed a motion with the United States Bankruptcy Court, Southern District of Ohio, Western Division, for an order (i) granting authority to sell the assets to Sierra pursuant to Section 363 of the Bankruptcy Code, (ii) establishing auction procedures and (iii) setting a hearing date of May 27, 1997 on the sale of these assets.

The Company is in the process of looking for buyers for the rest of its phone business. This transaction, however, is not likely to contribute more than minimum value to the creditors. This sale, coupled with the closing of the sale of the Company's real estate, will complete the sale of substantially all of the Company's assets.

Form 8-K
Cincinnati Microwave, Inc.

Item 7.   Financial Statements and Exhibits

(c) Exhibits.

	99(i) - Press release of Cincinnati Microwave, Inc.
 dated May 13, 1997.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cincinnati Microwave, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 12, 1997

	CINCINNATI
 MICROWAVE, INC.



							By      ___________

							Kurt H. Stump
							Vice President
 and Chief Financial Officer/
Treasurer/Secretary